Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACT:	Liolios Group Investor Relations
Scott Liolios or Matt Glover
949-574-3860, IDSY@liolios.com

I.D. Systems Reports 2014 Second Quarter and Six Months Results

Q2 Revenue Up 22% to Record $11.4 Million; 6-Month Revenue Up 22% to Record $21.1 Million

Woodcliff Lake, NJ, August 7, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M asset management solutions, reported results for the three and six months ended June 30, 2014.

Second Quarter 2014 Financial Results

•	Revenue increased 22% year-over-year and 17% sequentially to a second-quarter record $11.4 million, from $9.4 million in the second quarter of 2013 and $9.7 million in the first quarter of 2014. The increase was attributable primarily to increased sales of the company’s industrial vehicle management systems (VMS), which grew 41% year over year.
•	Recurring revenue was $4.5 million, or 39% of total revenue for the period, compared to $4.4 million, or 46% of total revenue, in the second quarter of 2013. The decrease in percentage was attributable primarily to the strong increase in product revenue. The company expects recurring revenue to increase over time as it introduces a new generation of products with a recurring revenue-centric model.
•	Selling, general and administrative (SG&A) expenses were flat year-over-year at $5.7 million, while research and development (R&D) expenses increased to $1.3 million from $1.1 million in the second quarter of 2013. The increase in R&D was due primarily to accelerated development of the company’s next-generation vehicle and transportation asset management products, including Analytics software.
•	Included in expenses—primarily R&D—was approximately $233,000 dedicated to the company’s “I.D. Systems 2.0” initiative, a comprehensive corporate improvement plan with a total of approximately $2.5 million budgeted across 24 projects, which are scheduled for completion by the end of 2014.
•	Gross margin was 45%, compared to 52% in the second quarter of 2013. The decrease was attributable primarily to a channel partner incentive program that led to a 67% year-over-year increase in channel sales, which have a lower margin than sales direct to end users.
•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $1.1 million, or $(0.09) per basic and diluted share, compared to $851,000, or $(0.07) per basic and diluted share, in the same period a year ago.
•	Net loss was flat year-over-year at $1.7 million, or $(0.14) per basic and diluted share.
•	As of June 30, 2014, I.D. Systems had $14.6 million in cash, cash equivalents and marketable securities, and no debt, compared to $14.1 million as of December 31, 2013, and $13.4 million as of March 31, 2014.

Second Quarter 2014 Management Highlights

•	At its annual meeting of stockholders on June 20, 2014, the company elected a new board of directors, including: Michael Brodsky, executive chairman of Selectica, a publicly traded provider of cloud-based software; Ron Konezny, vice president of Trimble Navigation and CEO of its PeopleNet division, a leading provider of fleet mobility technology for the transportation industry; Kenneth Brakebill, a former partner at Morrison & Foerster specializing in intellectual property law and litigation; and Tony Trousset, a founder and the managing member of Atlas Technology Group, a privately-held, Silicon Valley-based provider of financial services to technology companies.
•	The new board of directors appointed company co-founder and president, Kenneth Ehrman, as chairman of the board and chief executive officer of the company, effective June 20, 2014.

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Management Commentary

“The second quarter of 2014 was our first full quarter operating under our new growth strategy, centered on the initiative we call I.D. Systems 2.0,” said Kenneth Ehrman, I.D. Systems’ chairman and CEO. “I am pleased to report that we made substantive progress on every aspect of this initiative during the second quarter, which we believe is even more noteworthy than achieving our revenue goal.

“One of our most significant objectives, in terms of potential impact on total revenue, recurring revenue and profitability, was the accelerated development of three new products during the quarter.

“The basic version of our fourth-generation VMS hardware has completed beta testing, the Wi-Fi version is in beta now, and various sensor options will be in beta shortly. We expect that this product will reduce our costs, enhance the functionality of our VMS solution, provide a seamless, scalable hardware platform, and take as little as an hour to install—about 75% faster than our previous generation of hardware. We plan to market this product with a relatively low initial customer investment and an emphasis on recurring services, which should be more cost-effective for our customers and more profitable for I.D. Systems. We expect to begin shipping commercial quantities of this product in the fourth quarter of 2014.

“In the second quarter we also obtained our first substantial commercial contracts—valued in excess of $1.3 million in aggregate—for two new transportation asset management products. These devices utilize low-cost cellular technology to track, respectively, trailer chassis and intermodal containers—two asset classes that we believe represent significant untapped market opportunities.

“Another primary objective of I.D. Systems 2.0 is to make implementing our solutions more scalable across large enterprises, with consistent, repeatable quality. To that end, we established new processes and metrics in the second quarter to improve our system installations and support responsiveness, which we expect to enhance our customers’ overall experience with our solutions.

“In addition to product and process improvements, we believe our recent management changes also bode well for I.D. Systems. Our new board of directors’ collective experience in supply chain asset management, software-as-a-service, and intellectual property protection give our leadership team unprecedented expertise to help address the opportunities and challenges that lie ahead. For example, Ron Konezny, as the head of Trimble’s PeopleNet division, has had a distinguished history providing M2M technology to the transportation industry.

“Similarly, the appointment of Norman Ellis as I.D. Systems’ chief operating officer, which we announced on July 22, 2014, adds 35 years of experience in M2M technology sales and management to our executive team. Norm was a key contributor in making Qualcomm’s Omnitracs division a global leader in over-the-road fleet management, and we believe his addition will help I.D. Systems achieve a similar level of success.

“Although we are pleased with our progress toward the objectives of I.D. Systems 2.0 and our revenue achievement for the quarter, our long-term goal is to realize more sustainable, predictable revenue growth and profitability that is commensurate with our blue chip customer base, our unique technology, and our shareholders’ expectations.”

Second Quarter 2014 Operational Highlights

•	Receipt of purchase orders for initial VMS deployments for new customers with enterprise expansion potential, including one of the world’s largest automotive manufacturers, a Fortune 500 tobacco company, a major airline, and one of the largest truckload carriers in North America.
•	Follow-on business from core customers, including Audi, Caterpillar, CNH, Cummins, Deere, Ford Motor Company, Forward Air, General Mills, Kellogg’s, Knight Transportation, Meijer, Nestlé, Procter & Gamble, Swift Transportation, U.S. Trailer Holdings, U.S. Postal Service, Walgreens, and Walmart.
•	On-time shipment of a series of orders from a global enterprise customer, representing I.D. Systems’ first VMS deployments in the Peoples Republic of China. The orders were received in the first quarter of 2014, as announced on February 10, 2014.
•	The receipt of a series of purchase orders from a strategic channel partner, valued in excess of $2 million, to expand deployment of I.D. Systems’ wireless VMS for a Fortune 100 end user, as announced on April 22 and June 30, 2014.

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•	Receipt of additional purchase orders from channel partners (primarily industrial truck manufacturers and their dealers) to deploy the company’s wireless VMS for end users across a diverse range of industries, including apparel, automotive, building products, consumer goods, food distribution, home appliances, industrial supplies, logistics, mining, pharmaceuticals, power equipment, and retail.

Six-Month 2014 Financial Results

•	Revenue increased 22% to a six-month record $21.1 million from $17.4 million in the same period a year ago, due primarily to increased revenue from the company’s VMS business, which grew 42% year over year.
•	Recurring revenue was $8.8 million, or 42% of total revenue for the period, compared to $8.7 million, or 50% of total revenue, for the corresponding period in 2013.
•	Gross margin was 48% compared to 50% for the six months ended June 30, 2013.
•	SG&A expenses were $12.5 million, including $1.1 million in non-recurring expenses related to the company’s executive management change in March 2014. Excluding these non-recurring costs, which include severance, accelerated stock compensation, legal and other fees, SG&A expenses for the six-month period were $11.4 million compared to $11.1 million for the corresponding period in 2013.
•	R&D expenditures increased to $2.5 million compared to $2.3 million in the same period a year ago, due primarily to the second-quarter acceleration of product development noted above.
•	Excluding stock-based compensation, depreciation and amortization, and non-recurring expenses related to the company’s executive management change in the first quarter of 2014, non-GAAP net loss for the six-month period improved to $2.1 million, or $(0.17) per basic and diluted share, compared to non-GAAP net loss of $2.7 million, or $(0.23) per basic and diluted share, in the same period a year ago.
•	Net loss was $4.5 million or $(0.38) per basic and diluted share, compared to $4.3 million or $(0.36) per basic and diluted share in the same period in 2013.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, August 7, 2014, at 4:45 p.m. Eastern time. The company’s senior management will discuss the results for the period and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, potential contract values, synergies, accretion or other financial information; initiatives for new products and processes, and plans, strategies, objectives, and initiatives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

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Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2013		2014	2013	2014
Revenue:
Products	$5,303,000	$7,161,000	$9,078,000	$12,951,000
Services	4,067,000	4,252,000	8,306,000	8,198,000
	9,370,000	11,413,000	17,384,000	21,149,000
Cost of revenue:
Cost of products	3,005,000	4,769,000	5,699,000	8,071,000
Cost of services	1,515,000	1,520,000	2,999,000	2,970,000
	4,520,000	6,289,000	8,698,000	11,041,000

Gross profit	4,850,000	5,124,000	8,686,000	10,108,000

Selling, general & administrative expenses	5,595,000	5,651,000	11,111,000	12,471,000
Research & development expenses	1,123,000	1,343,000	2,263,000	2,493,000
	6,718,000	6,994,000	13,374,000	14,964,000

Loss from operations	(1,868,000)	(1,870,000)	(4,688,000)	(4,856,000)
Interest income	159,000	153,000	324,000	305,000
Other income, net	2,000	12,000	35,000	15,000

Net loss	$(1,707,000)	$(1,705,000)	$(4,329,000)	$(4,536,000)

Net loss per share – basic and diluted	$(0.14)	$(0.14)	$(0.36)	$(0.38)

Weighted average common shares outstanding – basic and diluted	11,887,000	12,089,000	11,863,000	12,054,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net loss attributable to common stockholders
	$(1,707,000)	$(1,705,000)	$(4,329,000)	$(4,536,000)
Depreciation and amortization	505,000	563,000	1,044,000	1,114,000
Stock-based compensation	351,000	22,000	604,000	305,000
Stock-based compensation related to executive change	-	-	-	327,000
Other non-recurring expenses related to executive change	-	-	-	723,000

Non-GAAP loss	$(851,000)	$(1,120,000)	$(2,681,000)	$(2,067,000)

Non-GAAP net loss per share – basic and diluted	$(0.07)	$(0.09)	$(0.23)	$(0.17)

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I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2013*	June 30, 2014
		(Unaudited)
ASSETS
Cash and cash equivalents	$6,582,000	$7,109,000
Restricted cash	300,000	300,000
Investments – short term	4,090,000	2,850,000
Accounts receivable, net	9,574,000	10,188,000
Financing receivables – current	4,051,000	4,160,000
Inventory, net	5,156,000	4,732,000
Deferred costs – current	2,112,000	2,110,000
Prepaid expenses and other current assets	909,000	1,162,000
Deferred tax asset – current	63,000	-
Total current assets	32,837,000	32,611,000

Investments – long term	3,100,000	4,366,000
Financing receivable – long term	10,255,000	8,949,000
Deferred costs – long term	2,861,000	2,918,000
Fixed assets, net	2,239,000	1,955,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	2,064,000	1,518,000
Other assets	322,000	325,000
	$55,515,000	$54,479,000

LIABILITIES
Accounts payable and accrued expenses	$6,264,000	$8,072,000
Capital lease obligation - current	144,000	154,000
Deferred revenue - current	4,641,000	5,253,000
Total current liabilities	11,049,000	13,479,000
Deferred rent	330,000	323,000
Capital lease obligation – long term	149,000	70,000
Deferred revenue – long term	6,538,000	7,055,000
Total liabilities	18,066,000	20,927,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	-	-
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,835,000 and 12,887,000 shares issued at December 31, 2013 and June 30, 2014, respectively; shares outstanding, 12,196,000 and 12,224,000 at December 31, 2013 and June 30, 2014, respectively	123,000	123,000
Additional paid-in capital	104,479,000	105,169,000
Accumulated deficit	(63,601,000)	(68,137,000)
Accumulated other comprehensive loss	(106,000)	(20,000)
	40,895,000	37,135,000
Treasury stock, at cost	(3,446,000)	(3,583,000)
Total stockholders’ equity	37,449,000	33,552,000
Total liabilities and stockholders’ equity	$55,515,000	$54,479,000

*Derived from audited balance sheet as of December 31, 2013.

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Six Months Ended June 30,
	2013	2014
Cash flows from operating activities:
Net loss	$(4,329,000)	$(4,536,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	212,000	367,000
Proceeds from sale of New Jersey net operating loss carryforwards	662,000	63,000
Stock-based compensation expense	604,000	632,000
Depreciation and amortization	1,044,000	1,114,000
Inventory reserve	5,000	40,000
Other non-cash items	(7,000)	13,000
Changes in:
Accounts receivable	1,103,000	(974 ,000)
Financing receivables	(546,000)	1,207,000
Inventory	(581,000)	384,000
Prepaid expenses and other assets	72 ,000	(256 ,000)
Deferred costs	(164,000)	(55,000)
Deferred revenue	1,133,000	1,129,000
Accounts payable and accrued expenses	291 ,000	1,671 ,000
Net cash (used in) provided by operating activities	(501,000)	799,000

Cash flows from investing activities:
Expenditures for fixed assets including website costs	(213,000)	(284,000)
Purchase of investments	(3,677,000)	(3,956,000)
Maturities of investments	6,267,000	3,921,000
Net cash provided by (used in) investing activities	2,377,000	(319,000)

Cash flows from financing activities:
Principal payments of capital lease obligation	-	(69,000)
Proceeds from exercise of stock options	10,000	58,000
Net cash provided by (used in) financing activities	10,000	(11,000)

Effect of foreign exchange rate changes on cash and cash equivalents	(239,000)	58,000
Net increase in cash and cash equivalents	1,647,000	527 ,000
Cash and cash equivalents - beginning of period	1,614,000	6,582,000
Cash and cash equivalents - end of period	$3,261,000	$7,109,000

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